Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

U.S. Auto Parts Network, Inc.

Carson, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 26, 2010, relating to the consolidated financial statements of Automotive Specialty Accessories and Parts, Inc., appearing in U. S. Auto Parts Network, Inc.’s Current Report on Form 8-K/A dated October 29, 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP Chicago, Illinois

May 2, 2011